Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Timothy C. Collins, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge, the Quarterly Report of Summit Healthcare REIT, Inc. on Form 10-Q for the nine month period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

/s/ Kent Eikanas
Date: November 13, 2013	Kent Eikanas
President / Chief Operating Officer
(Principal Operating Officer)

/s/ Timothy C. Collins
Date: November 13, 2013	Timothy C. Collins
Chief Financial Officer
(Principal Financial Officer)